Exhibit (a)(1)(B)

## Broadridge Corporate Issuer Solutions
# LETTER OF TRANSMITTAL

855-793-5068

www.shareholder.broadridge.com

### WHERE TO FORWARD YOUR TRANSMITTAL

The method of delivery of certificate(s) and all other required documents is at the election and risk of the owner. If you elect to send them by mail, it is recommended that you send them by certified or registered mail with return receipt requested. Delivery will be deemed effective only when received by Broadridge.

**By hand or Overnight courier:** Broadridge, Attn: Re-Organization Dept. 1981 Marcus Avenue, Suite 100, Lake Success, NY 11042.

**By mail:** Broadridge, Attn: Re-Organization Dept. 1981 Marcus Avenue, Suite 100, Lake Success, NY 11042.

**COMPANY NAME: GLOBAL INDEMNITY PLC**

**CERTIFICATE INFORMATION:**

❶

| Certificate No | Shares | Certificate No | Shares |
|---|---|---|---|
| | | | |
| | | | |
| | | | |
| | | | |

**Shares from other certificates held:**

❷

| | |
|---|---|
| Certificated shares: | |
| Book-Entry shares: | |
| Plan shares: | |
| **Total shares:** | |

M47279-S93492

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration. If you do not designate an order, if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary.

1st __________ 2nd __________ 3rd __________ 4th __________ 5th __________

❸ AUCTION PRICE TENDER (MAKE SURE ONLY 1 BOX IS CHECKED. IF NO BOX IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED)
**EXPIRATION 5:00 PM EASTERN TIME ON FRIDAY, JUNE 8, 2012**

By checking on of the following boxes below INSTEAD OF THE BOX UNDER "SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER," you are tendering shares at the price checked. This action would result in none of your shares being purchased if the Selected Price (as defined below) is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. The same shares cannot be tendered at more than one price.

**PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED**

☐ $19.25 ☐ $19.75 ☐ $20.25 ☐ $20.75 ☐ $21.25 ☐ $21.75

☐ $19.50 ☐ $20.00 ☐ $20.50 ☐ $21.00 ☐ $21.50 ☐ $22.00

**OR PURCHASE PRICE TENDER**

☐ By checking this ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, you are tendering shares and are willing to accept the Purchase Price in accordance with the terms of the Offer.

**CONDITIONAL TENDER**

You may condition your tender of shares on our purchasing a specified minimum number of your tendered shares. Unless the minimum number of shares you indicate below is purchased by us in our Offer, none of the shares you tender will be purchased. It is your responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and you are urged to consult your tax advisor before completing this section. Unless the following box has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased, if any are purchased, is __________ shares. If, because of proration, the minimum number of shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and checked the following box:

☐ The tendered shares represent all shares held by me.

**ODD LOTS**

As described in the Offer to Purchase, under certain conditions, stock holders holding fewer than 100 shares may have all of their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders, or to record holders of an aggregate of 100 or more shares, even if these holders have separate accounts representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, of record, an aggregate of fewer than 100 shares. The undersigned either (check one box)

☐ is the record owner of fewer than 100 shares in the aggregate, all of which are being tendered

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares

In addition, the undersigned is tendering shares either (check one box):

☐ at the Purchase Price; or

☐ at the price per share indicated above in the section captured "Price per Share at which Shares Are Being Tendered."

**DUTCH AUCTION**

**INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL**

IF YOU NOW RESIDE AT A DIFFERENT ADDRESS FROM THE ONE REFLECTED ON OUR RECORDS, PLEASE FILL OUT BOX 6, AND CHECK OFF THE BOX INDICATING A PERMANENT ADDRESS CHANGE. NO MEDALLION GUARANTEE WILL BE REQUIRED.

❶ PLEASE INDICATE IN THIS SECTION THE CERTIFICATE NUMBERS AND RESPECTIVE AMOUNT OF SHARES THAT ARE IN YOUR POSSESSION. IF YOU ARE NOT IN POSSESSION OF SOME OR ALL OF YOUR STOCK CERTIFICATES, YOU MUST WRITE BROADRIDGE AT THE ADDRESS ON THE LETTER OF TRANSMITTAL. YOU WILL BE REQUIRED TO SUBMIT THE NECESSARY FORMS AND CHECK FOR THE POSTING OF A SURETY BOND, THE DETAILS OF WHICH WILL BE PROVIDED BY BROADRIDGE. PLEASE NOTE THAT THIS FORM STILL MUST BE COMPLETED AND REMITTED ALONG WITH YOUR REPLACEMENT FORMS, BOND FEE, AND ANY ADDITIONAL CERTIFICATES THAT MAY BE IN YOUR POSSESSION.

❷ PLEASE INDICATE IN THIS SECTION THE TOTAL AMOUNT OF SHARES OWNED BY YOU.

❸ PLEASE REVIEW AND MARK THE APPROPRIATE BOX FOR THE PRICE PER SHARE SELECTION OR IF SHARES ARE TO BE TENDERED AS A PURCHASE PRICE TENDER IN ACCORDANCE WITH THE TERMS OF THE OFFER. PLEASE ALSO MARK THE APPROPRIATE BOX FOR THE ODD LOT AND OR CONDITIONAL TENDER INSTRUCTIONS.

❹ CERTIFICATION OF YOUR TAX ID NUMBER IS REQUIRED IN ORDER TO PREVENT WITHHOLDING FROM YOUR ENTITLEMENT PROCEEDS. **YOU MUST FILL OUT, SIGN, AND DATE THIS FORM W-9 (OR SUBMIT A FORM W-8, AS APPLICABLE). FOR ADDITIONAL INSTRUCTIONS, PLEASE SEE THE "IMPORTANT U.S. TAX INFORMATION" DOCUMENT.**

❺ THIS SECTION MUST BE SIGNED AND DATED BY ALL REGISTERED OWNERS, OTHERWISE YOUR TRANSMITTAL AND ACCOMPANYING DOCUMENTS WILL BE REJECTED BACK TO YOU.

❻ THIS SECTION SHOULD BE COMPLETED AND SIGNED IF YOU WANT YOUR ENTILEMENT TO BE ISSUED IN ANOTHER NAME. **A MEDALLION SIGNATURE GUARANTEE WILL BE REQUIRED** (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION -APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

❼ THIS SECTION SHOULD BE COMPLETED OR SIGNED IF YOU WANT YOUR ENTITLEMENT TO BE MAILED TO AN ALTERNATIVE ADDRESS THAT IS DIFFERENT THAN YOUR ADDRESS IN THE ACCOUNT REGISTRATION SECTION. A MEDALLION SIGNATURE WILL BE REQUIRED (I.E. SIGNATURE IS GUARANTEED BY A BANK, BROKER OR OTHER FINANCIAL INSTITUTION THAT IS A MEMBER OF A SECURITIES TRANSFER ASSOCIATION-APPROVED MEDALLION PROGRAM SUCH AS STAMP, SEMP OR MSP).

You must submit your original certificates with this Letter of Transmittal. If you are not in possession of your certificates, please see Instruction # 1 the accompanying instructions for completing this Letter of Transmittal . You do not need to sign the back of the certificates. Shares held in Book-entry and Plan form are un-certificated and need not be submitted (although this Letter of Transmittal must still be completed). SUBSTITUTE FORM W-9 REQUEST FOR TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION 4 5 THIS LETTER OF TRANSMITTAL MUST BE SIGNED BY ALL REGISTERED OWNERS THIS SUBSTITUTE FORM W-9 MUST BE FILLED OUT AND SIGNED Name (Please Print) Address City State Zip Code Each registered owner must sign here exactly as the name(s) appear(s) in the account registration. If all registered owners have signed this Letter of Transmittal, no endorsements of certificates or separate stock powers are required. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting in a fiduciary or representative capacity, it must be so indicated and proper evidence of authority, satisfactory to Broadridge, must be submitted. THE UNDERSIGNED REPRESENTS THAT I (WE) HAVE FULL AUTHORITY TO SURRENDER WITHOUT RESTRICTION THE CERTIFICATE(S) ENCLOSED HEREIN. PRINT YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER HERE Check the appropriate box: ! Individual/sole proprietor C Corporation ! S Corporation Partnership ! Trust/estate ! Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)! Other (see the Instructions to Form W-9, which may be obtained from the IRS website (www.irs.gov)). Exempt payee Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number; (2) I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am not subject to backup withholding; and (3) I am a U.S. person (or a U.S. resident alien). Certification Instructions—You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2). ! ! ! Signature: Signature: Date: Signature: Date: Telephone No. (Required): IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER, WRITE "APPLIED FOR"IN THE SUBSTITUTE FORM W-9 ABOVE, AND COMPLETE AND SIGN BOTH THIS CERTIFICATION AND THE SUBSTITUTE FORM W-9. FOR FURTHER INFORMATION, PLEASE SEE THE INSTRUCTIONS TO FORM W-9 (WHICH MAY BE OBTAINED FROM THE IRS WEBSITE (WWW.IRS.COM)). I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a percentage (currently 28 percent) of all reportable cash payments made to me will be withheld until I provide a number and such retained amounts will be remitted to the Internal Revenue Service as backup withholding. Email Address: Place Medallion Stamp Here Date: Signature: 5 SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS To be completed ONLY if issuance/payment is to be made in a name other than that shown in the Account Registration section on the reverse side of this form. Please note, an appropriate Form W-9 or Form W-8, as applicable, must also be completed for the person receiving the issuance/payment. You may obtain such forms by contacting the transfer agent at the number listed below. If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP. 6 5 SPECIAL DELIVERY INSTRUCTIONS To be completed ONLY if delivery is to be made to someone other than the registered holder(s), or to such registered holder(s) at an address other than that shown above. If you have completed this section, your signature on the face this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP. 7 MAIL TO: ISSUE TO: NAME: NAME: ADDRESS: ADDRESS: SOCIAL SECURITY OR TAXPAYER ID NUMBER OF RECIPIENT: ! PLEASE CHECK THIS BOX IF THIS IS A PERMANENT CHANGE OF ADRESS All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Broadridge or the issuer and such determination shall be final and binding. Broadridge or the issuer reserves the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. If your certificates are registered in different names, a separate Letter of Transmittal must be submitted for each registration. Additional Letters of Transmittal can be obtained by accessing or by contacting Broadridge at the numbers listed above. If payment for securities is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, any stock transfer taxes payable as a result of the transfer to such person (whether imposed on the registered holder or such person) shall be paid prior to the submission of this letter of transmittal. Broadridge reserves the right to deduct the amount of such taxes from the payment, if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. If the Letter of Transmittal is signed by a person other than the registered owner (e.g., where the shares have been assigned), this Letter of Transmittal must be accompanied by a stock power guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP. HOW TO CONTACT THE INFORMATION AGENT FOR THE OFFER 199 Water Street, 26th Floor New York, NY 10038 800-561-2871 GBLI@Georgeson.com M47280-S93492

IMPORTANT U.S. TAX INFORMATION

This is a summary only of certain U.S. tax considerations. Shareholders should consult with their own tax advisors regarding the tax consequences with respect to their particular circumstances.

In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. shareholder tendering Shares must, unless an exemption applies, provide Broadridge Corporate Issuer Solutions (the “Depositary”) with such shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such shareholder is waiting for a TIN to be issued), and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a shareholder does not provide his, her or its correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such shareholder and payment to such shareholder pursuant to the Offer may be subject to backup withholding at a rate currently equal to 28%. All U.S. shareholders tendering Shares pursuant to the Offer should complete and sign the IRS Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. shareholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the shareholder by timely providing the required information to the IRS.

If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the shareholder should write “APPLIED FOR” in the space for the TIN on the IRS Form W-9 and should sign and date the IRS Form W-9. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding will apply. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the IRS Form W-9 (which may be obtained from the IRS website (www.irs.gov)) for additional guidance on which name and TIN to report.

Certain shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. shareholders should check the “Exempt payee” box on the IRS Form W-9. See the instructions to the IRS Form W-9 (which may be obtained from the IRS website (www.irs.gov)) for further information.

Non-U.S. shareholders, such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable withholding exemption, a non-U.S. shareholder (or a shareholder’s non-U.S. designee, if any) may be required to properly complete and submit an IRS Form W-8BEN, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such exempt status (which may be obtained on the IRS website (www.irs.gov)).

Failure to complete and return IRS Form W-9 or an appropriate IRS Form W-8 may result in backup withholding on any payments made to you pursuant to the Offer.

Shareholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.